Contact:
Wayne I. Danson
Chief Executive Officer
Ph: 646-227-1600

Advanced Communications to Restate Historical Financial
Statements with Reclassified Preferred Stock and Reaffirms
Active Acquisition Negotiations

New York, New York, May 23, 2007 -- Advanced Communications Technologies, Inc. (OTC Bulletin Board: ADVC) a New York-based company that specializes in the technology after-market service and supply chain known as the reverse logistics industry, announced today that it will restate historical quarterly and annual financial statements for periods subsequent to, and including, June 2004, to reclassify its three issues of convertible preferred stock from stockholders’ equity to liabilities. The restatement is the result of a revised interpretation of prior and recent pronouncements issued by the Financial Accounting Standards Board and Securities and Exchange Commission in this area. Recent accounting and SEC literature dictates that, among other things, convertible preferred stock that has a conversion right without a minimum conversion price must be classified as a liability due to the potential of insufficient authorized common stock to satisfy a conversion request. This is the case even in the absence of any preferred stockholder rights to require a cash or other settlement in the event there is an insufficient number of authorized common shares. The Company’s Certificate of Designation has no provision for such remedy.

The Company’s footnote disclosure in its June 30, 2005 Form 10-KSB concerning preferred stock, which includes a description of conversion provisions, was subject to prior review by the SEC and was not questioned at that time. The Company anticipates that amended filings will be made with the SEC by the end of June 2007.

The Company does not expect the restatements to result in any charge to earnings for the periods in question or have any other effect on the statement of operations.

Additionally, the Company reaffirmed its strategy to make multiple acquisitions of leading companies in the reverse logistics industry. Wayne Danson, President and CEO of Advanced Communications said, “For a number of reasons more time has been required to implement our plan. In order to facilitate the process, Advanced Communications now intends on completing the acquisition of one company initially, rather than close multiple acquisitions contemporaneously. The company to be acquired has revenues and earnings substantially greater than the Company’s. The new, more substantial platform will facilitate future follow on acquisitions. The management team remains committed to this expansion strategy.”

About Advanced Communications Technologies
Advanced Communications is a New York-based company specializing in the technology after-market service and supply chain, known as reverse logistics. Its principal operating unit, Encompass Group Affiliates, acquires businesses that provide computer and electronic repair services and end-of-lifecycle services. Encompass owns Cyber-Test, an electronic equipment repair company that provides repair and reverse logistics services to third-party warranty companies that service OEMs, national retailers and national office equipment dealers. Cyber-Test’s services include advance exchange, depot repair, call center support, parts and warranty management, repair of fax machines, printers, scanners, laptops, monitors and multi-function units, including PDAs and digital cameras. For more information, visit Cyber-Test’s website at http://www.equipfix.com.

This release and oral statements made from time to time by Advanced Communications’ representatives concerning the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as “expects,” “anticipate,” “plans,” “should,” “believes,” “will,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ from forward-looking statements, as well as inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Advanced Communications with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.